EXHIBIT 99.1

FOR IMMEDIATE RELEASE

November 9, 2004

Huron Consulting Group Reports Financial Results

for Third Quarter of 2004

•	Revenues for Q3 2004 increased 45.5% from Q3 2003.

•	Earnings for the quarter were six cents per share, compared to a loss of 20 cents per share in the same period last year.

•	The Company consummated its IPO on October 18, with proceeds being used to redeem preferred shares, repay notes payable and for general corporate purposes.

CHICAGO – November 9, 2004 – Huron Consulting Group Inc. (NASDAQ: HURN) today announced its financial results for the third quarter ended September 30, 2004. On October 18, 2004, Huron Consulting Group Inc. consummated its initial public offering (IPO) and became a publicly traded company. The IPO resulted in a total offering of 5,750,000 shares of common stock at a price of $15.50 per share.

Third Quarter Results

Revenues (before reimbursable expenses) of $37.1 million for the third quarter of 2004 increased 45.5% from $25.5 million for the third quarter of 2003. The Company’s third quarter 2004 operating income was $2.1 million compared to an operating loss of $3.3 million in the third quarter of 2003. Net income attributable to common stockholders was $0.8 million, or $0.06 per diluted share, for the third quarter of 2004 as compared to a net loss of $2.4 million, or a loss of $0.20 per diluted share, for the comparable quarter last year.

Third quarter 2004 earnings before interest, taxes, depreciation and amortization (“EBITDA”) (1) was $2.7 million, or 7.4% of revenues, compared to losses before interest, taxes, depreciation and amortization of $1.8 million in the comparable quarter last year. During the third quarter of 2004, the Company eliminated a service offering of a practice area in the Operational Consulting segment that was not meeting management’s expectations and recorded restructuring charges of $1.3 million. Additionally, the Company eliminated the positions of certain managing directors and other senior level consultants and recorded related severance charges totaling $1.2 million. Adjusted EBITDA (1), which excludes these charges and stock-based compensation expense, totaled $5.4 million, or 14.7% of revenues.

“We are very pleased by Huron’s continued growth and evolution, evidenced by our financial performance in the quarter and for the first nine months of the year,” said Gary E. Holdren, chairman and chief executive officer, Huron Consulting Group. “The successful completion of our IPO positions us well as we enter a new phase for Huron.”

Holdren noted that both of the Company’s segments – Financial Consulting and Operational Consulting – recorded significant improvements in revenue growth. In the third quarter, Financial Consulting represented 56.5% of Huron Consulting Group’s revenues, and Operational Consulting represented 43.5%.

Billable consultant headcount totaled 489 at September 30, 2004, an increase of 40 from 449 at September 30, 2003 while utilization rate increased to 66.3% during the third quarter of 2004 from 60.6% during the same period last year. Average billing rate per hour increased $20, or 9.3%, to $235 for the third quarter of 2004 from $215 for the third quarter of 2003.

Year-to-Date Third Quarter Results

Revenues (before reimbursable expenses) increased $46.2 million, or 63.7%, to $118.7 million for the nine months ended September 30, 2004 from $72.5 million for the same period last year. For the nine months ended September 30, 2004, the Company’s operating income was $15.1 million compared to $0.5 million of operating income generated in the comparable period last year. Net income attributable to common stockholders was $7.5 million, or $0.53 per diluted share, for the nine months ended September 30, 2004 as compared to a net loss of $1.1 million, or $0.09 per diluted share, for the comparable period last year. Year-to-date September 30, 2004 EBITDA (1) was $16.8 million, or 14.2% of revenues, compared to $4.7 million, or 6.5% of revenues, for the same period last year.

Adjusted EBITDA (1), which excludes the charges noted above in the three-month period and similar charges incurred during the first half of 2004, was $22.5 million, or 19.0% of revenues.

The utilization rate increased to 70.5% during the first nine months of 2004 from 67.6% during the same period last year. Average billing rate per hour increased $17, or 7.7%, to $237 for the nine months ended September 30, 2004 from $220 for the same period last year.

Third Quarter Conference Call

The Company will host a webcast to discuss its financial results today at 11:00 a.m. Eastern Time (10:00 a.m. Central Time). The webcast may be accessed at www.huronconsultinggroup.com and will be available for replay for 90 days.

About Huron Consulting Group Inc.

Huron Consulting Group Inc. is the parent company of Huron Consulting Services LLC, an independent provider of financial and operational consulting services. Huron’s experienced and credentialed professionals employ their expertise in accounting, finance, economics and operations to a wide variety of both financially sound and distressed organizations, including Fortune 500 companies, medium-sized businesses, leading academic institutions, healthcare organizations and the law firms that represent these various organizations.

Statements in this press release, which are not historical in nature and concern Huron Consulting Group’s current expectations about the company’s future results are “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “estimates,” or “continue.” Huron Consulting Group Inc. cautions investors that forward-looking statements are subject to certain risks and uncertainties and are based on assumptions that could cause actual results to differ materially from those indicated in the forward-looking statement, including our assumption about our increase in the rate of growth. Such risk factors and assumptions relate to, but are not limited to: engagement by significant new clients, ability to increase recruiting, offer competitive compensation, decrease attrition, and maintain and increase billing rates, success of new business solicitation efforts, and dependence on key personnel.

Media Contact:

Jennifer Frost Hennagir
312-880-3260
jfrost-hennagir@huronconsultinggroup.com

Investor Contact:

Gary L. Burge, Chief Financial Officer
312-583-8722
garyburge@huronconsultinggroup.com

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HURON CONSULTING GROUP INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2004	2003	2004	2003
Revenues and reimbursable expenses:
Revenues	$37,109	$25,549	$118,713	$72,472
Reimbursable expenses	3,225	2,105	10,315	6,011

Total revenues and reimbursable expenses	40,334	27,654	129,028	78,483
Direct costs and reimbursable expenses:
Direct costs	22,267	19,036	69,672	48,356
Stock-based compensation expense	144	19	330	19
Reimbursable expenses	3,161	2,138	10,226	6,055

Total direct costs and reimbursable expenses	25,572	21,193	80,228	54,430

Gross profit	14,762	6,461	48,800	24,053
Operating expenses:
Selling, general and administrative	10,631	6,607	28,411	17,700
Stock-based compensation expense	53	9	113	9
Depreciation and amortization	607	1,492	1,682	4,150

Restructuring charges	1,336	—	3,475	—

Loss on lease abandonment	—	1,668	—	1,668

Total operating expenses	12,627	9,776	33,681	23,527

Operating income (loss)	2,135	(3,315)	15,119	526
Other expense:
Interest expense	219	217	735	636

Other	1	—	—	111

Total other expense	220	217	735	747

Net income (loss) before provision (benefit) for income taxes	1,915	(3,532)	14,384	(221)
Provision (benefit) for income taxes	805	(1,367)	6,042	84

Net income (loss)	1,110	(2,165)	8,342	(305)
Accrued dividends on 8% preferred stock	299	275	857	791

Net income (loss) attributable to common stockholders	$811	$(2,440)	$7,485	$(1,096)

Net income (loss) attributable to common stockholders per share*:
Basic	$0.06	$(0.20)	$0.57	$(0.09)
Diluted	$0.06	$(0.20)	$0.53	$(0.09)
Weighted average shares used in calculating net income (loss) attributable to common stockholders per share*:
Basic	12,180	11,927	12,068	11,870
Diluted	13,149	11,927	13,045	11,870

*	Adjusted to reflect a 1 for 2.3 reverse stock split effected on October 5, 2004.

HURON CONSULTING GROUP INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

	September 30, 2004 (Unaudited)	December 31, 2003 (Audited)
Assets
Current assets:
Cash and cash equivalents	$5,922	$4,251
Receivables from clients	20,863	16,152
Unbilled services	12,773	8,704
Allowance for doubtful accounts and unbilled services	(2,989)	(1,792)

Net receivables from clients and unbilled services	30,647	23,064
Income tax receivable	1,711	2,286
Deferred income taxes	2,467	1,946
Other current assets	4,296	837

Total current assets	45,043	32,384
Property and equipment, net	7,193	4,498
Other assets:
Deferred income taxes	2,664	2,333
Deposits	649	674

Total other assets	3,313	3,007

Total assets	$55,549	$39,889

Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$1,613	$1,396
Accrued expenses	3,943	3,822
Accrued payroll and related benefits	18,451	13,914
Deferred revenue	2,256	2,273
Interest payable to HCG Holdings LLC	609	820

Total current liabilities	26,872	22,225
Non-current liabilities:

Accrued expenses	678	—

Deferred lease incentives	1,956	—

Total non-current liabilities	2,634	—

Commitments and contingencies	—	—
Notes payable to HCG Holdings LLC	10,076	10,076
8% preferred stock, $1,000 per share stated value plus accrued 8% annual cumulative dividends; 106,840 shares authorized; 12,500 shares issued and outstanding at September 30, 2004 and December 31, 2003	15,069	14,212
Stockholders’ equity (deficit)
Class A common stock*; $0.01 par value; 500,000,000 shares authorized; 11,285,756 and 11,281,243 shares issued and outstanding at September 30, 2004 (unaudited) and December 31, 2003, respectively	113	259
Class B common stock*; $0.01 par value; 6,486,715 shares authorized; 898,802 and 682,348 shares issued and outstanding at September 30, 2004 and December 31, 2003, respectively	9	16
Additional paid-in capital	1,482	41
Retained deficit	(706)	(6,940)

Total stockholders’ equity (deficit)	898	(6,624)

Total liabilities and stockholders equity (deficit)	$55,549	$39,889

*	Adjusted to reflect a 1 for 2.3 reverse stock split effected on October 5, 2004.

HURON CONSULTING GROUP INC.

SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2004	2003	2004	2003
Segment Operating Results (in thousands):
Revenues and reimbursable expenses:
Financial Consulting	$20,978	$18,034	$71,805	$51,552
Operational Consulting	16,131	7,515	46,908	20,920

Total revenues	37,109	25,549	118,713	72,472
Total reimbursable expenses	3,225	2,105	10,315	6,011

Total revenues and reimbursable expenses	$40,334	$27,654	$129,028	$78,483

Operating income:
Financial Consulting	$6,807	$5,009	$27,095	$17,951
Operational Consulting	5,038	(1)	15,276	3,032

Total segment operating income	$11,845	$5,008	$42,371	$20,983

Other Operating Data:
Number of consultants (at period end) (1):
Financial Consulting	287	273
Operational Consulting	202	176

Total	489	449
Utilization rate (2):
Financial Consulting	64.4%	62.4%	70.2%	69.5%
Operational Consulting	68.9%	57.9%	70.9%	64.4%
Total	66.3%	60.6%	70.5%	67.6%
Average billing rate per hour (3):
Financial Consulting	$247	$235	$251	$236
Operational Consulting	$220	$178	$219	$190
Total	$235	$215	$237	$220

(1)	Consultants consist of our billable professionals.
(2)	We calculate the utilization rate for our consultants by dividing the number of hours all our consultants worked on client assignments during a period by the total available working hours for all of our consultants during the same period, assuming a forty-hour work week, less paid holidays and vacation days.
(3)	Average billing rate per hour is calculated by dividing revenues for a period by the number of hours worked on client assignments during the same period.

HURON CONSULTING GROUP INC.

RECONCILIATION OF OPERATING INCOME TO ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION

(in thousands)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2004	2003	2004	2003
Revenues	$37,109	$25,549	$118,713	$72,472

Operating income (loss)	$2,135	$(3,315)	$15,119	$526
Add back:
Depreciation and amortization	607	1,492	1,682	4,150

Earnings (losses) before interest, taxes, depreciation and amortization (EBITDA) (1)	2,742	(1,823)	16,801	4,676
Add back:
Stock-based compensation expense	197	28	443	28
Restructuring charges	1,336	—	3,475	—
Severance charges	1,168	—	1,772	—
Loss on lease abandonment	—	1,668	—	1,668

Adjusted EBITDA (1)	$5,443	$(127)	$22,491	$6,372

Adjusted EBITDA as a percentage of revenues	14.7%	—	19.0%	8.8%

(1)	In evaluating the Company’s financial performance, management uses earnings before interest, taxes, depreciation and amortization (“EBITDA”) and adjusted EBITDA, which are non-GAAP measures. Management believes that the use of EBITDA and adjusted EBITDA, as supplements to net income attributable to common stockholders and other GAAP measures, are useful indicators of the Company’s financial performance and its ability to generate cash flows from operations that are available for taxes, debt service and capital expenditures. Additionally, adjusted EBITDA excludes certain items to provide better comparability from period to period. Investors should recognize that EBITDA and adjusted EBITDA might not be comparable to similarly titled measures of other companies. EBITDA and adjusted EBITDA are not intended to represent cash flow for the period, are not presented as an alternative to operating income (loss) as an indicator of operating performance and should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.